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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ZixIt Corporation 1995 Long-Term Incentive Plan, of our report dated February 29, 2000, except for the third paragraph of Note 10, as to which the date is March 23, 2000, with respect to the consolidated financial statements of ZixIt Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP




Dallas, Texas
February 5, 2001